Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Second Quarter Results

WINSTON-SALEM, N.C., August 12, 2011 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended June 30, 2011 of $4.4 million compared to a net loss of $4.9 million for the first quarter of 2011 and net income of $79.1 million for the second quarter of 2010.  The 2011 second quarter diluted loss per share was $0.29 compared to diluted loss per share of $0.32 for the 2011 first quarter and diluted income per share of $5.24 for the second quarter of 2010.

The net loss for the six months ended June 30, 2011 was $9.3 million compared to net income of $51.3 million for the six months ended June 30, 2010.  The diluted loss per share was $0.61 for the six months ended June 30, 2011 compared to diluted income per share of $3.40 for the six months ended June 30, 2010.

Ken Jones, President and CEO, said, “We continue to see the impact of the troubled economy on employment and housing.  Unemployment remained elevated and housing prices were either stagnant or dropped even further during the second quarter.  These economic trends continued to impact our financial results during the second quarter.  While total risk in default decreased again in the second quarter, the rate of decline slowed from that experienced for the past several quarters.  While the level of newly reported defaults remained elevated, new defaults declined slightly in the second quarter.  However, the benefit from the decline in new defaults was offset by lower cures and lower rescissions during the quarter.  The average age of our default inventory continued to increase as the volume of settled claims for the second quarter remained low when compared to settled claims during 2010.  We believe the drop in net settled claims is primarily related to widely reported loan servicers’ issues surrounding foreclosure policies and practices, including foreclosure moratoriums.  The second quarter of 2010 included the positive impact of a significant change in reserve factors coupled with an additional accrual of earned premiums related to modified pool structures.  These were the primary drivers of the increase in reported income for that quarter and make comparisons to the 2011 second quarter difficult.”

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.   Our deficit in assets remains substantial and was $593 million at June 30, 2011.  We continue to believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums may not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2011 second quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Second Quarter 2011”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	$35,394	$72,330	$72,522	$118,218
Net investment income	8,126	10,560	16,617	20,434
Net realized investment gains (losses)	3,000	(985)	2,564	(1,227)
Other income (loss)	29	-	56	(8)
Total revenues	46,549	81,905	91,759	137,417
Losses and Expenses:
Net settled claims	111,583	145,460	218,492	290,433
Decrease in reserves	(70,752)	(158,058)	(137,446)	(235,511)
Loss adjustment expenses	469	4,828	1,959	9,546
Net losses (benefit) and loss adjustment expenses	41,300	(7,770)	83,005	64,468

Interest expense	4,469	2,816	8,447	5,285
Other operating expenses	5,178	7,021	9,615	16,353
Total losses and expenses	50,947	2,067	101,067	86,106

Income (loss) before income taxes	(4,398)	79,838	(9,308)	51,311
Income tax expense	-	717	-	-

Net (loss) income	$(4,398)	$79,121	$(9,308)	$51,311

Per Share Information:
Diluted (loss) income per share	$(0.29)	$5.24	$(0.61)	$3.40

Diluted weighted average common stock and common stock equivalents outstanding (in thousands of shares)	15,258	15,112	15,241	15,109

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
	2011	2010	2010
	(Dollars in thousands)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$757,124	$812,335	$906,992
Short-term investments	65,894	39,561	29,166
	823,018	851,896	936,158
Cash and cash equivalents	40,277	38,762	35,576
Reinsurance recoverable	31,230	40,806	49,829
Other assets	46,141	60,161	64,000
Total assets	$940,666	$991,625	$1,085,563

Liabilities:
Losses and loss adjustment expenses	$910,530	$1,060,036	$1,307,028
Unearned premiums	8,642	9,057	11,346
Long-term debt	-	-	34,546
Deferred payment obligation	517,193	415,657	292,169
Other liabilities	97,629	93,075	88,619
Total liabilities	1,533,994	1,577,825	1,733,708

Stockholders' deficit:
Accumulated deficit	(728,354)	(719,046)	(799,830)
Accumulated other comprehensive income	20,769	18,609	37,516
Other equity accounts	114,257	114,237	114,169
Deficit in assets	(593,328)	(586,200)	(648,145)
Total liabilities and stockholders' deficit	$940,666	$991,625	$1,085,563

Common shares outstanding	15,328,128	15,258,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands)
OPERATING ACTIVITIES
Net (loss) income	$(9,308)	$51,311

Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Decrease in loss and unearned premium reserves	(149,921)	(230,822)
Decrease in amounts due to/from reinsurer	9,576	183,670
Net realized investment (gains) losses	(2,564)	1,227
Increase in deferred payment obligation	101,536	123,783
Other operating activities	19,589	(996)
Net cash (used in) provided by operating activities	(31,092)	128,173

INVESTING ACTIVITIES
Purchases of investment securities	(35,338)	(251,268)
Sales and maturities of investment securities	94,372	138,918
Increase in short-term investments	(26,333)	(2,516)
Other investing activities	(94)	430
Net cash provided by (used in) investing activities	32,607	(114,436)

Net increase in cash	1,515	13,737
Cash at beginning of year	38,762	21,839

Cash at end of period	$40,277	$35,576

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
(Dollars in thousands)	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2011	2011	2010	2010	2010
Revenue:
Earned premiums	$35,394	$37,128	$40,920	$44,278	$72,330
Net investment income	8,126	8,491	8,658	9,681	10,560
Realized investment (losses) gains	3,000	(436)	(950)	14,694	(985)
Other income (expense)	29	27	60	(29)	-
Total revenues	46,549	45,210	48,688	68,624	81,905
Losses and Expenses:
Net settled claims	111,583	106,909	139,435	132,139	145,460
Change in reserves	(70,752)	(66,694)	(129,993)	(97,229)	(158,058)
Loss adjustment expenses	469	1,490	322	491	4,828
Net losses and LAE expense (benefit)	41,300	41,705	9,764	35,401	(7,770)
Interest expense	4,469	3,978	3,836	2,642	2,816
Other operating expenses	5,178	4,437	8,319	6,206	7,021
Total losses and expenses	50,947	50,120	21,919	44,249	2,067
Income (loss) before taxes and extraordinary item	(4,398)	(4,910)	26,769	24,375	79,838
Income taxes	-	-	-	-	717
Income (loss) before extraordinary item	(4,398)	(4,910)	26,769	24,375	79,121
Extraordinary item - gain from repurchase and retirement of long-term debt	-	-	-	29,640	-
Net (loss) income	$(4,398)	$(4,910)	$26,769	$54,015	$79,121

	Condensed Balance Sheets As Of
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2011	2011	2010	2010	2010
Assets
Invested assets	$823,018	$842,908	$851,896	$905,758	$936,158
Cash	40,277	39,073	38,762	36,823	35,576
Reinsurance recoverable	31,230	33,499	40,806	48,155	49,829
Other assets	46,141	48,528	60,161	65,416	64,000
Total assets	$940,666	$964,008	$991,625	$1,056,152	$1,085,563

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$910,530	$990,494	$1,060,036	$1,200,518	$1,307,028
Long-term debt	-	-	-	-	34,546
Deferred payment obligation	517,193	464,342	415,657	351,720	292,169
Accrued expenses and other liabilities	106,271	102,911	102,132	99,292	99,965
Total liabilities	1,533,994	1,557,747	1,577,825	1,651,530	1,733,708
Deficit in assets	(593,328)	(593,739)	(586,200)	(595,378)	(648,145)
Total liabilities and stockholders' deficit	$940,666	$964,008	$991,625	$1,056,152	$1,085,563